RECEIVABLES SALE AGREEMENT

DATED AS OF MARCH 15, 2006

BETWEEN

GEHL COMPANY,

AS ORIGINATOR

AND

GEHL RECEIVABLES II, LLC,

AS BUYER

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Exhibits and Schedules

Exhibit I	-	Definitions
Exhibit II	-	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names
Exhibit III	-	Lockboxes; Lockbox Account and Lockbox Account Bank
Exhibit IV	-	Form of Compliance Certificate
Exhibit V	-	Credit and Collection Policy
Exhibit VI	-	Form of Subordinated Note
Schedule A	-	Schedule of Receivables

ii

RECEIVABLES SALE AGREEMENT

        This RECEIVABLES SALE AGREEMENT, dated as of March 15, 2006, is by and between GEHL COMPANY, a Wisconsin corporation (“Originator”), and GEHL RECEIVABLES II, LLC, a Delaware limited liability company (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

        Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator’s right, title and interest in and to all of Originator’s Qualified Receivables, together with the Related Security and Collections with respect thereto.

        Originator and Buyer intend the transactions contemplated hereby to be true sales of the Qualified Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Qualified Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

        Following the purchase of Qualified Receivables from Originator, Buyer will sell its right, title and interest in and to such Qualified Receivables, together with the Related Security and Collections with respect thereto, pursuant to that certain Receivables Purchase and Sale Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase and Sale Agreement”) between Buyer and Gehl Funding II, LLC (“GFII”). Following the sale the Qualified Receivables by Buyer to GFII under the Purchase and Sale Agreement, GFII will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among GFII, Gehl Company, as Servicer (in such capacity, the “Servicer”), Park Avenue Receivables Company, LLC (“Company”), the financial institutions from time to time party thereto (together with Company, the “Purchasers”) and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for the Purchasers (in such capacity, the “Agent”).

ARTICLE I
AMOUNTS AND TERMS

        SECTION 1.01. Purchase of Qualified Receivables.

        (a)     Subject to the terms and conditions hereof, Originator agrees to sell, assign, transfer, set-over, contribute and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer agrees to purchase or acquire from Originator, all of Originator’s right, title and interest in and to all Qualified Receivables existing as of the close of business on the Business Day immediately prior to the Initial Funding Date and all Qualified Receivables thereafter arising until the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereon.

        (b)     Effective on the Initial Funding Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator’s right, title and interest in and to (i) the Receivables set forth on the Schedule of Receivables (other than the Existing Receivables, as to which Originator has no, and claims no, interest), which are all Qualified Receivables existing as of the close of business on the Business Day immediately prior to the Initial Funding Date and (ii) the Receivables that shall be, from time to time, until the Termination Date, be added to or listed on the Schedule of Receivables, which are intended to be all Qualified Receivables thereafter arising through until the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereon. In accordance with the preceding sentence, on the Initial Funding Date Buyer shall acquire all of Originator’s right, title and interest in and to all Qualified Receivables existing as of the close of business on the Business Day immediately prior to the Initial Funding Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereon; provided, that, Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.02. In connection with the payment of the Purchase Price for any Qualified Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

        (c)     It is the intention of the parties hereto that the Purchases of Qualified Receivables made hereunder shall constitute sales of “accounts”, “payment intangibles” or “chattel paper” (as each such term is defined in Article 9 of the UCC), which sales are absolute and irrevocable and provide Buyer with the full benefits of ownership of the Qualified Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.03, the sales of Qualified Receivables hereunder are made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sales do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Qualified Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Qualified Receivables made hereunder shall constitute sales of such Qualified Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the Initial Funding Date and in accordance with Section 4.01(e)(ii), mark its master data processing records, file cabinets and file folders relating to the Qualified Receivables with a legend acceptable to Buyer, GFII (as Buyer’s assignee) and to the Agent (as GFII’s assignee), evidencing that Buyer has purchased such Qualified Receivables as provided in this Agreement and to note in its financial statements that the Qualified Receivables have been sold to Buyer. Upon the request of Buyer, GFII (as Buyer’s assignee) or the Agent (as GFII’s assignee), Originator will file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Qualified Receivables and the Related Security and Collections with respect thereto, or as Buyer, or GFII (as Buyer’s assignee) or the Agent (as GFII’s assignee) may reasonably request.

        SECTION 1.02. Payment for the Purchase.

        (a)     The Purchase Price for the Purchase of Qualified Receivables in existence on the close of business on the Business Day immediate preceding the Initial Funding Date shall be payable in full by Buyer to Originator on the Initial Funding Date, and shall be paid to Originator in the following manner:

(i) by delivery of immediately available funds, in an amount confirmed by the parties hereto on the Initial Funding Date; provided, that a portion of such funds shall be offset by amounts owed by Originator to Buyer or Originator shall contribute Qualified Receivables on account of the issuance of equity in the manner contemplated in the operating agreement of the Buyer and having a total value of not less than the Required Capital Amount, and

(ii) the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (i) the remaining unpaid portion of such Purchase Price, (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount and (iii) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loan hereunder (including the Subordinated Loan proposed to be made on such date). The Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

Each Qualified Receivable coming into existence after the Initial Funding Date shall be sold to Buyer on the first Settlement Date following the date that such Qualified Receivable came into existence (or in the case of any Eligible Receivable that is not transferred on such Settlement Date because the Servicer has advised Originator on or before such Settlement Date that such Eligible Receivable does not constitute a Qualified Receivable on such Settlement Date because the transfer thereof will not cause the Net Receivables Balance to be increased on such Settlement Date, the first Settlement Date upon which the Servicer advises the Originator that the transfer of such Eligible Receivable would cause the Net Receivables Balance to be increased) and the Purchase Price for such Qualified Receivable shall be due and owing in full by Buyer to Originator or its designee on the Settlement Date that such Qualified Receivable is transferred to the Buyer (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b) and (c). The conveyance of such Qualified Receivables shall occur and take effect automatically upon the listing of each such item in the Schedule of Receivables, without further action by any Person.

        (b)     With respect to any Qualified Receivables coming into existence after the Initial Funding Date, of each Settlement Date, Buyer shall pay the Purchase Price in the following manner:

            first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of the Qualified Receivables to the GFII under the Purchase and Sale Agreement or other cash on hand;

            second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.02(a)(ii); and

            third, unless Originator has declared the Termination Date to have occurred pursuant to Section 5.02(b), at the election of the Originator (which may be a standing election), by accepting a contribution to its capital pursuant to its operating agreement in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.02(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note.

        (c)     From and after the Termination Date, Originator shall not be obligated to (but may, at its option) (i) sell Qualified Receivables to Buyer unless Originator reasonably determines that the Purchase Price therefor will not be satisfied with funds available to Buyer from sales of the Qualified Receivables pursuant to the Purchase and Sale Agreement, Collections, proceeds of Subordinated Loans or otherwise or (ii) contribute Receivables to Buyer’s capital.

        SECTION 1.03. Purchase Price Credit Adjustments. If on any day:

        (a)     the Outstanding Balance of a Qualified Receivable is:

(i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator or, in the case of any Qualified Receivable acquired from a Dealer, by the applicable Dealer (other than cash Collections on account of the Qualified Receivables), or

(ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

        (b)     any of the representations and warranties set forth in Article II are no longer true with respect to any Qualified Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the aggregate Purchase Price otherwise payable hereunder for new Qualified Receivables in an amount equal to the amount of such reduction or cancellation in the case of clause (a) or the Outstanding Balance of such Receivable in the case of clause (b). If such Purchase Price Credit exceeds the Original Balance of the Qualified Receivables coming into existence on any day, then Originator shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days thereafter, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note. Without limiting the generality of the foregoing, in connection with the representations and warranties relating to good title, absence of Adverse Claims or effectiveness of transfer of any Receivable transferred hereunder, Originator shall be deemed to have breached such representation and warranty so that a Purchase Price Credit shall be payable by Originator in the amount of the Outstanding Balance of any Qualified Receivable if (i) a Dealer shall have originated such Qualified Receivable, (ii) such Dealer shall have suffered an Insolvency Event at any time following the date such Qualified Receivable was transferred hereunder and (iii) an action is brought in the Dealer’s bankruptcy case seeking to claim an affected Qualified Receivable or proceeds thereof as property of the estate, exercise any avoiding power of the bankruptcy trustee, challenge good title to or ownership of such Qualified Receivable or proceeds, assert any Adverse Claim on such Qualified Receivable or proceeds or otherwise challenge the effectiveness or validity of such Dealer’s transfer of any Qualified Receivable and either (A) no Gehl Entity answers such action on a timely basis, (B) no Gehl Entity seeks the dismissal with prejudice of such action on a timely basis or submits a motion for summary judgment of such action on a timely basis or (C) such action survives a motion to dismiss or motion for summary judgment.

        SECTION 1.04. Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. If any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, interest shall accrue on such unpaid amount at the rate per annum specified in clause (ii) of the definition of “Default Fee” until such amount is paid in full and, such Person agrees to pay such interest on demand; provided, however, that such rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

        SECTION 1.05. Transfer of Records.

        (a)     In connection with the Purchases of Qualified Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator’s right and title to and interest in the Records relating to all Qualified Receivables sold hereunder, without the need for any further documentation in connection with the Purchases. In connection with such transfer, Originator hereby grants to each of Buyer, the GFII, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Qualified Receivables, to the extent necessary to administer the Qualified Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of Originator to such grant of the license described herein be required, Originator hereby agrees that upon the request of Buyer (or GFII as Buyer’s assignee or the Agent as GFII’s assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

        (b)     Originator (i) shall take such action requested by Buyer, GFII (as Buyer’s Assignee) and/or the Agent (as GFII’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that (A) Buyer and Buyer’s assigns under the Purchase and Sale Agreement and (B) GFII and GFII’s assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Qualified Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, GFII, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Qualified Receivables and/or to recreate such Records.

        SECTION 1.06. Characterization.

        (a)     If, notwithstanding the intention of the parties expressed in Section 1.01(c), any sale or contribution by Originator to Buyer of Qualified Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Qualified Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a valid and perfected security interest in all of Originator’s right, title and interest in, to and under all Qualified Receivables now existing and hereafter arising, all Collections, all Related Security and Records with respect thereto, all other rights and payments relating to the Qualified Receivables and all proceeds of the foregoing, and all other assets in which Buyer has acquired, may hereafter acquire and/or purports pursuant to the terms and provisions of this Agreement to have acquired an interest under this Agreement to secure all payment and performance obligations of Originator hereunder (including (a) the obligation to remit all Collections with respect to the Qualified Receivables to the Buyer and (b) the obligation to transfer Receivables to the Buyer with a value at least equal to the Qualified Receivables, Collections thereon and the Related Security with respect thereto) which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of a Termination Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. In the case of any Recharacterization, each of the Originator and the Buyer represents and warrants as to itself that each remittance of Collections and other property by the Originator to the Buyer hereunder will have been (i) in payment of a debt incurred by the Originator in the ordinary course of business or financial affairs of the Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of the Originator and the Buyer.

        (b)     Originator hereby authorizes Buyer (and any of its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.

        (c)     Originator acknowledges (i) that Buyer, pursuant to the Purchase and Sale Agreement, shall assign to the GFII all of its rights, remedies, powers and privileges hereunder, (ii) that the GFII, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Agent, the Purchasers and the Hedge Providers under the Purchase Agreement, such rights, remedies, powers and privileges and (iii) that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Originator agrees that the GFII, as the assignee of Buyer, and the Agent, as the assignee of the GFII, shall, subject to the terms of the Purchase and Sale Agreement and the Purchase Agreement respectively, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to Buyer’s assigns in the provisions of this Agreement which set forth such rights and remedies) and Originator agrees to cooperate fully with the GFII, the Agent and the Purchasers in the exercise of such rights and remedies. Originator further agrees to give to the GFII and the Agent copies of all notices it is required to give to Buyer hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        SECTION 2.01. Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer and its assigns as of the date hereof and on the date of each Purchase hereunder that:

        (a)    Corporate Existence and Power. Originator is (1) a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and (2) is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Originator is organized solely under the laws of the State of Wisconsin.

        (b)    Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator’s use of the proceeds of the Purchase made hereunder, are within its corporate powers and authority, and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Originator is a party has been duly executed and delivered by Originator.

        (c)    No Conflict. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by laws (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

        (e)    Actions, Suits. There are no actions, suits or proceedings pending by or before any governmental authority, or to the best of Originator’s knowledge, threatened, against or affecting Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Originator is not in default with respect to any order of any court, arbitrator or governmental authority.

        (f)    Binding Effect. This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (g)    Accuracy of Information. All information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

        (h)    Use of Proceeds. No proceeds of the Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

        (i)    Good Title. Immediately prior to the time each Qualified Receivable is sold hereunder, Originator shall be the legal and beneficial owner of each such Qualified Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Originator’s ownership interest in each Qualified Receivable, its Collections and the Related Security.

        (j)    Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Originator) legal and equitable title to, with the right to sell and encumber each Qualified Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Qualified Receivables, the Related Security and the Collections.

        (k)    Places of Business. The principal places of business and chief executive office of Originator and the offices where it keeps all of its Records are located at the address listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.02(a) in jurisdictions where all action required by Section 4.02(a) has been taken and completed. Originator’s Federal Employer Identification Number is correctly set forth on Exhibit II.

        (l)    Collections. The requirements set forth in Section 4.01(j) have at all times been satisfied and duly performed. The name and address of the Lockbox Account Bank, together with the account number of the Lockbox Account at the Lockbox Account Bank and the post office box number of the Lockbox, are listed on Exhibit III. Originator has instructed all Obligors of Qualified Receivables to pay all Collections with respect thereto directly to the Lockbox, the Lockbox Account or the Collection Account. Originator has not granted any Person, other than the Collateral Agent (in the case of the Lockbox, the Lockbox Account) as contemplated by the Intercreditor Agreement, control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox, the Lockbox Account or the Collection Account, or the right to take control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox, the Lockbox Account or the Collection Account at a future time or upon the occurrence of a future event. The Intercreditor Agreement remains in full force and effect.

        (m)    Material Adverse Effect. Since December 31, 2004 or as disclosed in Securities and Exchange Commission filings made prior to the date hereof, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of Originator or the Originator and its Subsidiaries taken as a whole or (ii) the ability of Originator to perform its obligations under the Transaction Documents. Since February 2, 2006, no event has occurred that would have a material adverse effect on the collectibility of the Qualified Receivables generally or any material portion of the Qualified Receivables.

        (n)    Names. In the past five (5) years, Originator has not used any corporate names, trade names or assumed names other than “Gehl Finance” and the name in which it has executed this Agreement and has not been organized in any jurisdiction other than the State of Wisconsin.

        (o)    Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding membership interests of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

        (p)    Not an Investment Company. Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

        (q)    Compliance with Law. Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Qualified Receivable transferred to Buyer hereunder, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

        (r)    Compliance with Credit and Collection Policy. Originator has complied in all material respects with the Credit and Collection Policy with regard to each Qualified Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy.

        (s)    Payments to Originator. With respect to each Qualified Receivable transferred to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Qualified Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

        (t)    Enforceability of Contracts. Each Contract with respect to each Qualified Receivable transferred to Buyer hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Qualified Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (u)    Qualified Receivables. Each Receivable transferred to the Buyer pursuant to this Agreement was an “Qualified Receivable” on the date of such transfer.

        (v)    Accounting. The manner in which Originator accounts for the transactions contemplated by this Agreement does not jeopardize the legal true sale analysis.

        (w)    No Adverse Selection. To the extent that Originator has retained Receivables that would be Eligible Receivables, if transferred, but which have not been transferred to Buyer hereunder (whether by reason of overconcentrations or otherwise), Originator has not selected those Receivables to be transferred hereunder in any manner that materially adversely affects Buyer or its assigns.

        (x)    Compliance with Representations. On and as of the date of each Purchase hereunder, Originator hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of each such date (and after giving effect to all Qualified Receivables in existence on each such date) as though made on and as of each such date.

        (y)    Receivable File. Originator has delivered to the Servicer the Receivable File for each Qualified Receivable transferred pursuant hereto.

        (z)    No Breach. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate the terms of the Credit Agreement (including, without limitation, the terms of Section 8.7 thereof). The transactions contemplated by this Agreement and each of the other Transaction Documents constitute a “Qualified Securitization Transaction.”

ARTICLE III
CONDITIONS OF PURCHASE

        SECTION 3.01. Conditions Precedent to Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

        SECTION 3.02. Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay for Qualified Receivables coming into existence after the Initial Funding Date shall be subject to the further conditions precedent that (a) the Termination Date shall not have occurred, (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it or they may reasonably request and (c) on the date of any Purchase, the Originator shall have provided (1) the Buyer and the Servicer with a supplement the Schedule of Receivables identifying the Qualified Receivables to be transferred on such date and (2) the Servicer with the Receivable Files for each of the Qualified Receivables to be transferred on such date. Originator’s obligation to sell Qualified Receivables coming into existence after the Initial Funding Date shall be subject to the further conditions precedent that (a) the Termination Date shall not have occurred, and (b) Buyer shall have the ability to and shall pay the purchase price therefor as provided in Article I hereof.

ARTICLE IV
COVENANTS

        SECTION 4.01. Affirmative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

        (a)    Financial Reporting. Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):

(i) Annual Reporting. As soon as available, and in any event within 90 days after the last day of each fiscal year of the Originator, a copy of the consolidated balance sheet of Originator and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of Originator and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of PricewaterhouseCoopers LLP or another firm of independent public accountants of recognized national standing, selected by the Servicer and reasonably satisfactory to the Buyer and its assigns, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Originator and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

(ii) Quarterly Reporting. As soon as available, and in any event within 45 days after the last day of each fiscal quarter of Originator (other than the last fiscal quarter of each fiscal year), a copy of the consolidated balance sheet of the Originator and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of the Originator and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Originator in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of Originator acceptable to the Buyer and its assigns.

(iii) Compliance Certificate. (A) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Originator’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be and (B) at the time of delivery of any compliance certificate required to be delivered under the Credit Agreement, a copy of such compliance certificate.

(iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Originator copies of all financial statements, reports and proxy statements so furnished.

(v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, GFII, the Existing Owner, the Provider, the Agent or any Purchaser, copies of the same.

(vii) Change in Credit and Collection Policy. At least twenty (20) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment could be expected to adversely affect the collectibility of the Qualified Receivables, requesting the Buyer’s consent thereto.

(viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Qualified Receivables or the condition or operations, financial or otherwise, of Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

        (b)    Notices. Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of Originator.

(ii) Judgment and Proceedings. The entry of any judgment or decree against Originator or any of its Subsidiaries not satisfied or dismissed if the aggregate amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds $1,000,000.

(iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which Originator is a debtor or an obligor.

        (c)    Compliance with Laws and Preservation of Corporate Existence. Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

        (d)    Audits. Originator will furnish to Buyer (and its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable prior notice and at the sole cost of Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Qualified Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator’s financial condition or the Qualified Receivables and the Related Security or Originator’s performance under any of the Transaction Documents or Originator’s performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters; provided, that, unless either (i) an Amortization Event shall have occurred and be continuing at the time any such audit is requested by the Buyer (or its assigns), or (ii) the audits previously conducted at the expense of the Originator during such calendar year have not produced audit results reasonably satisfactory to the Buyer (or its assigns), Originator shall not be required to reimburse the Buyer (or its assigns) for the costs or expenses in respect of more than one audit during any calendar year.

        (e)    Keeping and Marking of Records and Books.

(i) Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Qualified Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Qualified Receivables (including, without limitation, records adequate to permit the immediate identification of each new Qualified Receivable and all Collections of and adjustments to each existing Qualified Receivable). Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Originator will (A) on or prior to the Initial Funding Date, mark its master data processing records related to the Qualified Receivables, file cabinets containing Receivable Files related to the Qualified Receivables, file folders containing Receivable Files and other books and records relating to the Qualified Receivables with a legend, acceptable to Buyer (or its assigns) and (B) upon the request of the Buyer (or its assigns) after the occurrence of an Amortization Event, mark each Contract with a legend acceptable to the Buyer and its assigns and (C) deliver to Buyer (or its assigns) or Servicer on behalf of Buyer all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Qualified Receivables.

        (f)    Compliance with Contracts and Credit and Collection Policy. Originator will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Qualified Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Qualified Receivable and the related Contract. Originator will pay when due any taxes payable in connection with the Qualified Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

        (g)    Ownership. Originator will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Qualified Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Qualified Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

        (h)    Purchasers’ Reliance. Originator acknowledges that Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement and the other Transaction Documents in reliance upon Buyer’s and the GFII’s identity as a legal entity that is separate from Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer and GFII or any assignee of Buyer or GFII may from time to time reasonably request to maintain Buyer’s and GFII’s identity as a separate legal entity and to make it manifest to third parties that each of Buyer and GFII is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer or GFII nor purport to own the Qualified Receivables and other assets acquired by Buyer or GFII, (ii) will take all other actions necessary on its part to (including in its capacity as owner of 100% of the membership interests of Buyer) ensure that (A) GFII is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (B) Buyer is at all times in compliance with Section 4.01(h) of the Purchase and Sale Agreement and (iii) will conduct all transactions with Buyer and GFII in connection with the transactions contemplated herein or otherwise to be conducted strictly on an arm’s-length basis.

        (i)    Collections. In the event any payments relating to Qualified Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to the Lockbox Account Bank or the Collection Account Bank for deposit into the Lockbox Account or the Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Originator will not grant the right to take control of the Lockbox, the Lockbox Account or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement, the Purchase and Sale Agreement, the Purchase Agreement, the Lockbox Account Agreement and the Intercreditor Agreement. The Originator hereby grants the Buyer (and its assigns) the right to deliver a “Notice” at any time to the Collateral Agent pursuant to the terms of the Intercreditor Agreement. Originator will instruct all Obligors of Qualified Receivables to pay all Collections with respect thereto directly to the Lockbox, the Lockbox Account or the Collection Account.

        (j)    Taxes. Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except where such taxes are being contested in good faith and in respect of which Originator shall have established adequate reserves and no enforcement proceeding has been commenced.

        (k)    Accounting. Originator will account for the transactions contemplated by this Agreement in its financial statements in a manner that is consistent with the parties’ characterization of such transactions as true sales as described in Section 1.01(c).

        SECTION 4.02. Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

        (a)    Name Change, Offices and Records. Originator will not make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, or jurisdiction of organization, unless (i) at least forty-five (45) days prior to the effective date of any such change, Originator provides written notice thereof to Buyer, GFII and the Agent, (ii) at least ten (10) days prior to such effective date, delivers to Buyer, GFII and the Agent such financing statements (Forms UCC-1 and UCC-3) which Buyer, GFII or the Agent may reasonably request to reflect such change, together with such other documents and instruments that Buyer, GFII or the Agent may reasonably request in connection therewith, (iii) at least ten (10) days prior to such effective date, has taken all other steps to ensure that Buyer, GFII and the Agent, for the benefit of itself and the Purchasers, continue to have a first priority perfected ownership in the Qualified Receivables, the Related Security related thereto and any Collections thereon and (iv) in the case of any change in its jurisdiction of organization, if requested by Buyer, GFII or Agent, the Buyer, GFII and Agent shall have received, prior to such change, an opinion of counsel, in form and substance reasonably satisfactory to Buyer, GFII and the Agent, as to such incorporation and Originator’s valid existence and good standing and the perfection and preservation of priority of Buyer’s and GFII’s ownership interest in, and the Agent’s ownership or security interest in, the Qualified Receivables, the Related Security and Collections.

        (b)    Change in Payment Instructions to Obligors. Originator will not terminate any bank as the Lockbox Account Bank, or make any change in the instructions to Obligors regarding payments to be made to the Lockbox, the Lockbox Account or the Collection Account, unless Buyer (and its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) (A) in the case of a new Collection Account, an executed Collection Account Agreement with respect to the new Collection Account or (B) in the case of a new Lockbox or Lockbox Account, an executed Lockbox Account Agreement with respect to the new Lockbox Account or Lockbox.

        (c)    Modifications to Contracts and Credit and Collection Policy. Originator will not make any change to the Credit and Collection Policy that could decrease the credit quality of any newly created Qualified Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any Qualified Receivable or any Contract related thereto.

        (d)    Sales, Liens. Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Qualified Receivable, Related Security or Collections on any Qualified Receivable, or upon or with respect to any Contract under which any Qualified Receivable arises, or the Lockbox, Lockbox Account or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein or in the case of the Lockbox and the Lockbox Account, in favor of third parties and the Collateral Agent in respect of the Lockbox and Lockbox Account as contemplated in the Intercreditor Agreement and the Lockbox Account Agreement), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property (other than the Lockbox and Lockbox Account as provided in the Intercreditor Agreement), against all claims of third parties claiming through or under Originator. Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, unless the holder of such Adverse Claim has provided a release or otherwise disclaimed any interest in the Qualified Receivables, Related Security and Collections thereon to the satisfaction of the Buyer and its assigns.

        (e)    No Adverse Selection. To the extent that Originator has retained Receivables that would be Eligible Receivables if transferred but which have not been transferred to Buyer hereunder, Originator will not select those Receivables to be transferred hereunder in any manner that materially adversely affects Buyer.

        (f)    Accounting for Purchase. Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Qualified Receivables and the Related Security by Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Qualified Receivables and the Related Security by Originator to Buyer except to the extent that such transactions are not recognized as sales in accordance with GAAP.

ARTICLE V
TERMINATION EVENTS

        SECTION 5.01. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

        (a)     Originator shall fail to pay or remit any amount to be paid or remitted by it under any Transaction Document to which it is a party when due and such failure shall continue for more than two (2) Business Days.

        (b)     Originator shall fail to observe or perform (i) any covenant set forth in Section 4.01(b)(i), (b)(iv), (g) or (i) or Section 4.02 or of any provision in any Transaction Document dealing with the use, disposition or remittance of the proceeds of Collections or instructions to Obligors of the Qualified Receivables or (ii) any other provision hereof or of any other Transaction Document which is not remedied within ten (10) Business Days after the earlier of (i) the date on which such failure shall first become known to any officer of Originator or (ii) written notice thereof is given to Originator by the Buyer (or any of its assigns).

        (c)     Any representation or warranty made by Originator herein or in any other Transaction Document or in any certificate or report furnished to the Buyer or any of its assigns pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof (unless, in the case of any breach of representation or warranty that results in a Purchase Price Credit hereunder, such breach has been cured in accordance with Section 1.03 hereof).

        (d)     Any of the following:

(A) The failure of the Originator to pay any Indebtedness when due or within any applicable grace period which Indebtedness individually or in the aggregate exceeds $1,000,000 (“Material Indebtedness”);

(B) The default by the Originator in the performance of any term, provision or condition contained in any agreement (other than a Transaction Document) under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of Material Indebtedness to cause Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

(C) Any event of default (or similar event) under or in connection with the Credit Agreement.

        (e)     (i) Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and such proceeding or appointment continues undischarged or such proceeding or appointment continues undismissed or unstayed for a period of 60 days or (ii) Originator or any of its Subsidiaries shall take any corporate action to authorize or ratify any of the actions set forth in the foregoing clause (i) of this subsection (e).

        (f)     A Change of Control shall occur.

        (g)     One or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against the Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

        SECTION 5.02. Remedies.

        (a)     Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of Termination Event described in Section 5.01(e), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that any amounts then due and owing by Buyer to Originator shall bear interest at the rate per annum specified in clause (ii) of the definition of “Default Fee”. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

        (b)     On any date on which a sale of Qualified Receivables is proposed to be made and Buyer is unable to pay the Purchase Price therefor, Originator may suspend its performance and await Buyer’s ability to perform, or by written notice, declare the Termination Date to have occurred.

ARTICLE VI
INDEMNIFICATION

        SECTION 6.01. Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Qualified Receivables, excluding, however:

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii) Indemnified Amounts to the extent the same constitutes recourse for or otherwise includes losses in respect of Qualified Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness, or other failure (without cause or justification), or inability to perform its obligations on the part of the related Obligor; or

(iii) (A) taxes imposed by the jurisdiction in which such Indemnified Party’s jurisdiction of organization, operation or management and control, on or measured by the overall net income or revenues of such Indemnified Party to the extent that the amount of or computation of such taxes is consistent with the Intended Characterization, (B) any withholding tax imposed on the payments to any Indemnified Party to the extent such taxes that the amount of or computation of such taxes is consistent with the Intended Characterization, and (C) any tax that would not have been imposed but for the delay or failure by such Indemnified Party (following a written request by the Originator, except that this Agreement shall constitute an initial written request by the Originator) in providing to the Seller U.S. IRS Form W-8BEN, W-8IMY, W-8ECI or W-8EXP (whichever is applicable) that is required to be provided by such Indemnified Party to avoid or reduce such taxes;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator in respect of any amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the limitations in clauses (i), (ii) and (iii) above, Originator shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any representation or warranty made by Originator (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Qualified Receivable or Contract related thereto, or the nonconformity of any Qualified Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Qualified Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Qualified Receivable (including, without limitation, a defense based on such Qualified Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Qualified Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Qualified Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Qualified Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Qualified Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Termination Event described in Section 5.01(e);

(x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Qualified Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

(xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Qualified Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

(xii) any action improperly taken, any omission of any action required to be taken, or any other action elected to be taken by Originator which reduces or impairs the rights of the Buyer (or any of its assigns) with respect to any Qualified Receivable or the value of any such Qualified Receivable;

(xiii) any attempt by any Person (other than the Arranger, the Agent or any Purchaser) to void the Purchase hereunder under statutory provisions or common law or equitable action; and

(xiv) the failure of the Originator to provide the original Receivable File for each Qualified Receivable to the Servicer.

        SECTION 6.02. Other Costs and Expenses. Originator shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents (including any amendments hereto or thereto) delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

ARTICLE VII
MISCELLANEOUS

        SECTION 7.01. Waivers and Amendments.

        (a)     No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

        (b)     No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, (i) to the extent required under the Purchase and Sale Agreement, the GFII and (ii) to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

        SECTION 7.02. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.02.

        SECTION 7.03. Protection of Ownership Interests of Buyer.

        (a)     Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interests of Buyer in the Qualified Receivables, the Related Security, the Collections, the Lockbox and the Lockbox Account, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Originator’s sole cost and expense, direct Originator to notify the Obligors of Qualified Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Qualified Receivables be made directly to Buyer or its designee.

        (b)     If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.02. Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements and amendments thereto necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Qualified Receivables, Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Qualified Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Qualified Receivables, Related Security and Collections. This appointment is coupled with an interest and is irrevocable.

        SECTION 7.04. Confidentiality. Each party hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e)  in connection with the exercise of any remedies hereunder or under any other Transaction Document or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Gehl Entity and its obligations, (g) with the prior written consent of Gehl (in the case of any Information relating to the business or operation of any Gehl Entity) or the Agent (in the case of any Information relating to the Agent, the Company or the other Purchasers or the commercial or pricing terms hereof), (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the parties hereto on a non-confidential basis from a source other than a Gehl Entity or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, or (i) by the Agent, the Company or the Arranger to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Company and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential). For purposes of this Section, “Information” means all information received from a Gehl Entity relating to a Gehl Entity or any of their respective businesses, other than any such information that is available to the parties hereto on a non-confidential basis prior to disclosure by a Gehl Entity, provided that, in the case of information received from a Gehl Entity after the date hereof, such information is clearly identified at the time of delivery as confidential.

        SECTION 7.05. Bankruptcy Petition.

        (a)     Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Company, it will not institute against, or join any other Person in instituting against, Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        (b)     Originator hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Buyer, it will not institute against, or join any other Person in instituting against, Buyer or GFII any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        SECTION 7.06. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        SECTION 7.07. CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

        SECTION 7.09. Integration; Binding Effect; Survival of Terms.

        (a)     This Agreement and each Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

        (b)     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Section 7.05 shall be continuing and shall survive any termination of this Agreement.

        SECTION 7.10. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit”shall mean articles and sections of, and schedules and exhibits to, this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

GEHL COMPANY, as Originator
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
Address: Gehl Company
143 Water Street
West Bend, WI 53095
GEHL RECEIVABLES II, LLC, as Buyer
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
Address: Gehl Receivables II, LLC
143 Water Street
West Bend, WI 53095

Signature Page to Receivables Sale Agreement

Exhibit I

Definitions

        This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

        “Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Agreement” means this Receivables Sale Agreement, dated as of March 15, 2006, between Originator and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Buyer” has the meaning set forth in the preamble to the Agreement.

        “Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Purchase of Qualified Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

        “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

        “Company” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Credit and Collection Policy” means Originator’s credit and collection policies, practices and procedures relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

        “Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Qualified Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Qualified Receivables and the cost to Buyer of financing its investment in the Qualified Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which Originator and Buyer agree to make such change.

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        “Existing Receivable” has the meaning assigned to it in the Receivables Sale and Assignment Agreement.

        “Initial Funding Date” means the date of the initial Incremental Purchase under the Purchase Agreement.

        “Intended Characterization” means the characterization for income tax purposes described in Section 13.14(e) of the Purchase Agreement.

        “JPMorgan Chase” has the meaning set forth in the preamble to the Agreement.

        “Net Value” means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Pool Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Enhancement Amount.

        “Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the value of Buyer’s equity interest in Gehl Receivables II, LLC determined by calculation of the excess, if any, of (a) the aggregate Outstanding Balance of the Pool Receivables at such time, over (b) the sum of the aggregate Capital outstanding at such time, minus (ii) the aggregate outstanding principal balance of the Subordinated Loan hereunder (including any Subordinated Loan proposed to be made on the date of determination).

        “Original Balance” means, with respect to any Qualified Receivable, the Outstanding Balance of such Qualified Receivable on the date it was purchased by Buyer.

        “Originator” has the meaning set forth in the preamble to the Agreement.

        “Potential Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

        “Purchase” means each purchase or contribution under the Agreement by Buyer from Originator of the Qualified Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

        “Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Purchase and Sale Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Purchase Price” means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.02 of the Agreement for the Qualified Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Qualified Receivables, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.03 of the Agreement.

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        “Purchase Price Credit” has the meaning set forth in Section 1.03 of the Agreement.

        “Purchaser” means Company or a Financial Institution, as applicable.

        “GFII” has the meaning set forth in the preamble to the Agreement.

        “Qualified Receivable” means Specified Receivable identified on the Schedule of Receivables (other than any Specified Receivable identified to the Originator by the Servicer on or before each Settlement Date occurring after the date that such Specified Receivable came in to existence which, if transferred to the Buyer under this Agreement and to the GFII pursuant to the Purchase and Sale Agreement, would not result in an increase in the Net Receivables Balance on each such Settlement Date).

        “Recharacterization” has the meaning assigned to it in Section 1.06(a).

        “Related Security” means, with respect to any Qualified Receivable:

(i) all of Originator’s interest in the Financed Equipment, the Dealer Agreements (to the extent related to a particular Qualified Receivable), the Dealer Recourse (to the extent related to a particular Qualified Receivable), the Receivables Insurance Policies and all other insurance contracts with respect thereto

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Qualified Receivable, whether pursuant to the Contract related to such Qualified Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Qualified Receivable,

(iii) all guaranties, insurance, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Qualified Receivable whether pursuant to the Contract related to such Qualified Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Qualified Receivable,

(v) all Records related to such Qualified Receivable, and

(vi) all income or proceeds of any of the foregoing.

        “Required Capital Amount” means, as of any date of determination, the product of (i) 9.0% and (ii) the Aggregate Capital on such date of determination.

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        “Schedule of Receivables” means the master schedule of all Pool Receivables which, as of the Initial Funding Date, is attached hereto as Schedule A, as the same shall be amended or supplemented on each date that any Qualified Receivables are transferred by Originator to Buyer pursuant to this Agreement, which may be a single schedule for this Agreement, the Receivables Purchase and Sale Agreement, the Receivables Sale and Assignment Agreement and the Purchase Agreement.

        “Settlement Date” means, in any calendar week, the Friday of such week, or, if such Friday is not a Business Day, the next succeeding Business Day.

        “Specified Receivable” means each Receivable that satisfies all of the criteria and requirements set forth in the definition of “Eligible Receivable” set forth in Exhibit I to the Purchase Agreement other than those criteria and requirements relating to (i) the transfer of such Receivable pursuant to this Agreement or the Purchase and Sale Agreement or (ii) any actions by, or qualifications of, the Buyer or the Existing Owner.

        “Subordinated Loan” has the meaning set forth in Section 1.02(a) of the Agreement.

        “Subordinated Note” means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.02 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Termination Date” means the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.01(e), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is thirty Business Days after Buyer’s receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

        “Termination Event” has the meaning set forth in Section 5.01 of the Agreement.

        All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

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Exhibit II

Places of Business:

143 Water Street West Bend, WI 53095

Locations of Records:

143 Water Street West Bend, WI 53095

Federal Employer Identification Number:

39-0300430

Corporate, Partnership Trade and Assumed Names:

Gehl Finance

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Exhibit III

Exhibit IV

Form of Compliance Certificate

        This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of March 15, 2006, between Gehl Company (“Originator”) and Gehl Receivables II, LLC (the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1.     I am the duly elected ______________ of Originator.

        2.     I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

        3.     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

        4.     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____day of ____________, ______.

____________________________ [Name]

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Exhibit V

Credit and Collection Policy

[attached]

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Exhibit VI

Form of Subordinated Note

SUBORDINATED NOTE

March 15, 2006

        1.    Note. FOR VALUE RECEIVED, the undersigned, Gehl Receivables II, LLC, a Delaware limited liability company (“SPV”), hereby unconditionally promises to pay to the order of Gehl Company, a Wisconsin corporation (“Originator”), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of March 15, 2006 between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.02 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

        2.    Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Prime Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

        3.    Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

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        4.    Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of Gehl Funding II, LLC’s (SPV’s assignee) recourse obligations under that certain Receivables Purchase Agreement dated as of March 15, 2006 by and among Gehl Funding II, LLC, Originator, as Servicer, various “Purchasers” from time to time party thereto, and JPMorgan Chase Bank, N.A., as the “Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, Gehl Funding II, LLC, the Agent and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which all “Capital” outstanding under the Purchase Agreement has been repaid in full and all other obligations of Gehl Funding II, LLC and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.01(e) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as Gehl Funding II, LLC is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

        5.    Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.01(e) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including “CP Costs” and “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

        6.    Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.01 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of Gehl Funding II, LLC and the Agent.

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        7.    GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

        8.    Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

        9.    Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

GEHL RECEIVABLES II, LLC

By:_____________________________ Title:

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Schedule

to

SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of	Amount of	Unpaid	Notation made
	Subordinated	Principal	Principal	by
	Loan	Paid	Balance

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Schedule A

Schedule of Receivables as of the date of this Agreement

(attached)

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